Exhibit 1.1

RiskMetrics Group, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

•, 2008

Credit Suisse Securities (USA) LLC,

11 Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.,

85 Broad Street

New York, New York 10004

and

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

RiskMetrics Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of                    shares of Common Stock, par value $0.01 per share (“Stock”) of the Company and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of               shares and, at the election of the Underwriters, the Company proposes, subject to the terms and conditions stated herein, to sell up to               additional shares of Stock.  The aggregate of                    shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of               additional shares to be sold by the Company is herein called the “Optional Shares.”  The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

1.  (a)      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)    A registration statement on Form S-1 (File No. 333-146167) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)          For the purposes of this Agreement, the “Applicable Time” is                 am/pm (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, when considered with and supplemented by the price per share of the Shares and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto

(collectively, the General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company, other than the grant of stock options and the issuance of restricted shares of Stock pursuant to the Company’s equity-based compensation plans described in the General Disclosure Package, or the exercise of outstanding options, convertible securities, warrants or other rights described in the General Disclosure Package, or of any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, stockholders’ equity, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package;

(vi)          Neither the Company nor any of its subsidiaries owns any real property.  The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii)         The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement;

(viii)        The Company has an authorized capitalization as set forth in the General Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the General Disclosure Package and Prospectus; all of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the General Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  Except as disclosed in the General Disclosure Package, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Stock; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or any of its subsidiaries to issue, any class of capital stock; there are no restrictions on subsequent transfers of the Stock; and except for investment entities affiliated with Spectrum Investors IV, L.P., General Atlantic LLC, TCV V, L.P., M. Ethan Berman, Britel Fund Nominees Limited, ABS Ventures VIII, L.P. and W Capital Partners, L.P., no party has the right to require the Company to register securities;

(ix)           The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; the issuance of such Shares will not be subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights; and no stockholder consents are required in connection with the issuance and sale of such Shares;

(x)            The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)           Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for in the case of clauses (ii) and (iii) such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xii)          The statements set forth in the General Disclosure Package and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Considerations”, under the caption “Business – Government Regulation” and under the caption “Certain Relationships and Related Transactions” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries of such laws and documents in all material respects;

(xiii)         Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(xiv)        The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)         At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvi)        Deloitte and Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)       Ernst and Young LLP, who have certified certain financial statements of Institutional Shareholder Services, Inc. (“ISS”), a subsidiary of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that the Company is not required to comply with the reporting requirements of Section 404 of the Sarbanes Oxley Act of 2002 until the date of filing of the Annual Report on Form 10-K of the Company for its fiscal year ending December 31, 2008);

(xix)         Since the date of the latest audited financial statements included in the General Disclosure Package, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxi)         The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the

Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(xxii)        Since the date of the latest audited financial statements in the General Disclosure Package, the Company has not (i) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, (ii) entered into any transaction or contract that is material to the Company and its subsidiaries taken as a whole, (iii) declared or paid any dividend on its capital stock, (iv) acquired or disposed of or agreed to acquire or dispose of any business or other asset that is material to the Company and its subsidiaries taken as a whole or (v) issued or granted any securities, in each case except as otherwise described in the General Disclosure Package;

(xxiii)       The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and no other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus;

(xxiv)       The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance owned by the Company or any of its subsidiaries are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects;

(xxv)        Except as disclosed in the General Disclosure Package, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have not received any notice of any claim of conflict with, any such rights of others, other than such conflicts which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxvi)       No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxvii)      The Company and each of its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the knowledge of the Company, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company and its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification; and the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business);

(xxviii)     The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiency which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix)       Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 in connection with Company activities;

(xxx)        Each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, state and local environmental laws, rules and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect;

(xxxi)       Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxii)      The statistical and market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and such data agree with the sources from which they are derived;

and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(xxxiii)     This Agreement has been duly authorized, executed and delivered by the Company;

(xxxiv)     Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxxv)      No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than such rights as have been satisfied or duly and validly waived and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxvi) ISS, which is engaged in the business of acting as an investment advisor, is duly licensed or registered as an investment advisor, in each jurisdiction (including the United States under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)) where it is required to be so licensed or registered to conduct its business; ISS has all other necessary approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, except for where such failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; ISS has not received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by ISS in any case where it could be reasonably expected that ISS would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business, except for such cessations or limitations of business, which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and ISS is in compliance in all material respects with the requirements of the applicable investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all notices required to be filed thereunder;

(xxxvii)    None of the Company or any of its subsidiaries, other than ISS and its subsidiaries, is, or will as a result of the transactions contemplated by this Agreement be, required to register as an investment advisor under the Advisers Act, or be registered, licensed or qualified as an investment advisor under similar laws requiring any such registration, licensing or qualification in any state in which it conducts business;

(xxxviii)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxix)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xl)       With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Stock Option is equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date (as determined by the board of directors of the Company or ISS, as the case may be, in their reasonable judgment) and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company; and

(xli)      The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the General Disclosure Package, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(b)       Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters that:

(i)        All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)       The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)      Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters; provided, however, that with respect to Shares that are to be delivered at such Time of Delivery pursuant to the exercise of options (the “Future Shares”), the Selling Shareholder makes such representation only as of the Time of Delivery;

(iv)      Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v)       The Registration Statement, the General Disclosure Package and any further amendments or supplements to the Registration Statement, the General Disclosure Package and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, the Applicable Time as to the General Disclosure Package and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; provided, further, that this Section 1(b)(v) shall only apply to the extent that any statements in or omission from the Registration Statement are based on written information furnished to the Company by the Selling Stockholder specifically for use therein or contained in a representation or warranty given by the Selling Stockholder in this Agreement, the Power of Attorney or the Custody Agreement (collectively, the “Selling Stockholder Information”);

(vi)      In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii)     Except with respect to Future Shares, certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; the Selling Shareholder has duly executed an irrevocable notice of exercise with respect to any Future Shares it is selling hereunder and the Future Shares, when issued upon exercise, will be subject to the provisions of the Custody Agreement; and

(viii)    The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement (except with respect to any Future Shares), are, and with respect to any Future Shares will be, subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2.         Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $         , the number of Firm Shares (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to                Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company and the Attorneys in Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares.  Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.  As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.

4.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.         (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on           , 2008 or such other time and date as the Representatives and the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(n) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY  10036 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at       p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.         The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to equity-based compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, including, without limitation, the filing of a registration statement with the Commission on Form S-8 with respect to the offering of securities pursuant to an equity-based compensation plan existing on the date of this Agreement and described in the General Disclosure Package), without your prior written consent; provided, however, that the foregoing restrictions shall not apply to the issuance by the Company of up to a number of shares of Common Stock (or options, warrants or other convertible securities relating to shares of Common Stock) equal to 10% of the number of shares of Common Stock outstanding immediately following the completion of the offering contemplated hereby in connection with any bona fide merger, acquisition, joint venture, commercial relationship or other strategic transaction, provided that the acquiree of such shares of Common Stock (or options, warrants or other convertible securities relating to shares of Common Stock) agrees in writing to become subject to the restrictions provided for in this Section 6(e); and provided further, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension; the Company will provide each of the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 10(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f)            For a period of two years following the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Representatives at the time furnished or filed with the Commission;

(g)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the General Disclosure Package under the caption “Use of Proceeds;”

(h)           To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(i)            To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(k)           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(l)            Upon request by the Custodian, to promptly issue an instruction directing the Custodian to release any Shares that are the subject of a dispute involving the delivery, ownership, right of possession and/or disposition of any of such Shares in accordance with the terms of this Agreement, regardless of the ultimate outcome of the dispute.

7.             (a)       The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8.             Each of the Selling Shareholders agrees with each of the Underwriters that during the initial Lock-Up Period, it will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, except as set forth in the Lock-up Agreement substantially in the form attached hereto as Annex VI;

9.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company in connection with any roadshow presentation to potential investors, including, without limitation, expenses associated with any Internet roadshow, travel and lodging expenses of the employees of the Company and fifty percent (50%) of the cost of any aircraft chartered in connection with the roadshow; (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (x) any fees and expenses of counsel for the Selling Stockholders, (xi) expenses of the Attorneys in Fact and the Custodian; and (xii) all expenses incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder.  Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the several Underwriters, that such Selling Stockholder will pay or cause to be paid all taxes incurred by such Selling Stockholder in connection with the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (xii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling

Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.   It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, the Underwriters’ expenses incurred in connection with the roadshow and any advertising expenses connected with any offers they may make.

10.           The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Kramer Levin Naftalis & Frankel LLP, counsel for the Company, shall have furnished to you their written opinion in form and substance to the effect set forth in Annex III hereto;

(d)       The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex IV hereto), dated such Time of Delivery, in form and substance satisfactory to you.

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)            On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

(g)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package, and (ii) since the respective dates as of which information is given in the General Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company other than the grant of stock options and the issuance of restricted shares of Stock pursuant to the Company’s equity compensation plans described in the General Disclosure Package, or the exercise of outstanding options, convertible securities, warrants or other rights described in the General Disclosure Package, or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, stockholders’ equity, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)           The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of its executive officers, directors and each of its employees and stockholders set forth on Schedule IV hereto, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(l)            The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, substantially to the effect set forth in Annex V hereof in form and substance satisfactory to you; and

(n)           The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of such Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and such Selling Stockholder herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

11.       (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)       Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that (i) this Section 11(b) shall only apply to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with the Selling Stockholder Information of such Selling Stockholder and (ii) the liability of a Selling Stockholder pursuant to this Section 11(b) shall not exceed the aggregate gross proceeds after underwriting discounts and commissions, but before deducting expenses, actually received by such Selling Stockholder from the sale of such Selling Stockholder’s Shares in the Offering.

(c)       Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the General

Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent the indemnifying party is materially prejudiced by such omission (through the forfeiture of substantive rights and defenses).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares, respectively.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Stockholders and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute (except as may be provided in any agreement among underwriters relating to the offering of the Shares) any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder and (ii) the aggregate liability of a Selling Stockholder pursuant to subsection (b) and this Section 11(e) shall not exceed the aggregate gross proceeds after underwriting discounts and commissions, but before deducting expenses, actually received by a Selling Stockholder from the sale of the Selling Stockholder’s Shares in the Offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)        The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

12.       (a)  The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and the Company will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b)       Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection, except to the extent the Company is materially prejudiced by such omission (through the forfeiture of substantive rights and defenses).  In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

(c)       If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (a) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c).  The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)       The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

13.       (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Attorneys in Fact shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Attorneys in Fact that you have so arranged for the purchase of such Shares, or the Company and the Attorneys in Fact notify you that they have so arranged for the purchase of such Shares, you or the Company and the Attorneys in Fact shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Attorneys in Fact as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Attorneys in Fact shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Attorneys in Fact as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Attorneys in Fact shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Sections 11 and 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

14.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

15.       If this Agreement shall be terminated pursuant to Section 13 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 9, 11 and 12 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 9, 11 and 12 hereof.

16.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC or Banc of America Securities LLC on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co. 85 Broad Street, 23rd Floor, New York, New York  10004, Attention: Registration Department, Credit Suisse Securities (USA) LLC 11 Madison Avenue, New York, New York  10010, Attention: LCD-IBD, and Banc of America Securities LLC 9 West 57th Street, New York, New York  10019, Attention: ECM Legal; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room, Credit Suisse Securities (USA) LLC 11 Madison Avenue, New York, New York  10010, Attention: LCD-IBD, and Banc of America Securities LLC 9 West 57th Street, New York, New York  10019, Attention: ECM Legal.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

17.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 11, 12 and 14 hereof, the officers and directors of the Company and each person who controls the Company, and Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.       The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

21.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.       The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.       Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

RiskMetrics Group, Inc.

By:
Name:
Title:

The Selling Stockholders named in Schedule II to this Agreement

By:
Name:
Title:
As Attorney-in-Fact acting on behalf
of each of the Selling Stockholders
named in Schedule II to this
Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Banc of America Securities LLC

By:

Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of
	Total Number	Optional
	of	Shares to be
	Firm Shares	Purchased if
	to be	Maximum Option
Underwriter	Purchased	Exercised
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Citigroup Global Markets Inc
Merrill Lynch, Pierce Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
THE COMPANY.

SELLING STOCKHOLDERS:
[Name of Selling Stockholder](a)
[Name of Selling Stockholder](b)

Total

(a)       This Selling Stockholder is represented by                          and has appointed                         , and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b)       This Selling Stockholder is represented by                          and has appointed                         , and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)                   Issuer Free Writing Prospectuses:

2

SCHEDULE IV

Individuals and Entities executing Lock-Up Agreements:

3